Application for Variable Universal Life (VUL) Insurance
                                                       ___New Application
Allianz Life Insurance Company of North America-       ___Existing Policy Change
5701 Golden Hills Drive, Minneapolis, MN 55416

                              A. Proposed Insured

                                                                Sex __ Female
____________________     ___________________    ______________      __ Male
Name(Last, First, MI)   Birth Date (MM/DD/YY)   Place of Birth

______________________________________  ______________________  _______________
Street Address  Apartment/Suite Number Drivers License Number  E-mail Address

_______________________________________________________________________________
City     State     Zip Code     Social Security Number       Best Time to Call

_____________ __________ ___________________________  _____________________
Employer Name Occupation Hourly/Monthly/Annual Income Business Phone Number

_________________
Home Phone Number



                 B. Proposed Owner (if different from Insured)


                                                                   Sex __ Female
____________________         ___________________    ______________     __ Male
Name(Last, First, MI)         Birth Date (MM/DD/YY)   Place of Birth
(If trust, include trust name, date and trustee(s))

______________________________________  ______________________  _______________
Street Address  Apartment/Suite Number Drivers License Number  E-mail Address

__________________________ _____________________________ _____________________
City     State   Zip Code  Social Security/Tax ID Number Relationship to Insured

_____________ __________ ___________________________  _____________________
Employer Name Occupation Hourly/Monthly/Annual Income Daytime Phone Number

_________________
Best Time to Call


                             C. Product Information

Plan of Insurance (choose only one):

Allianz Variable LifeFund __        Allianz VUL- Guideline Premium Test __

Allianz VUL-Cash Value Accumulation Test __


                            D. Coverage Information

Amount of Insurance (Face Amount)$_______
Total Amount of Life Insurance currently in force $____________
Death Benefit Option......__ A (Level)
                     .....__ B (Face amount plus Accumulation Value)


Stipulated Annual Premium $_____Monthly EFT__ Quarterly__ Semi-Annual)__Annual__



                        E. Beneficiary(ies) Designation

Primary Beneficiary(ies)

__________________________________________________________________________
Name                                     Social Security Number
___________________________________________________________________________
Relationship to Insured    /    Date of Birth   /                Percentage
_________________________________________________________________________
Name                                     Social Security Number
___________________________________________________________________________
Relationship to Insured     /    Date of Birth   /              Percentage



Contingent Beneficiary(ies)

__________________________________________________________________________
Name                                     Social Security Number
___________________________________________________________________________
Relationship to Insured    /    Date of Birth   /                Percentage
_________________________________________________________________________
Name                                     Social Security Number
___________________________________________________________________________
Relationship to Insured     /    Date of Birth   /              Percentage


                                 F. Replacement

1.Is this application for insurance to replace or change any life insurance or annuities in force with this or any other company? __ Yes __ No.
  If yes, list each policy to be replaced, give the name and address of company(ies) and complete the appropriate state required replacement forms. (If additional space is needed attach a blank sheet.)

Company:______________________________________________________________________
Address:______________________________________________________________________
Amount of Insurance currently in force $______________________________________

2.  Is this a 1035 Exchange? __Yes (If yes, complete appropriate forms) __  No


                            G. Short-form Questions

The following three questions are required to be answered for the proposed insured at the time of application.
                                                                     YES   NO
1. Have you been diagnosed by a member of the medical profession as having HIV infection, Acquired Immune Deficiency Syndrome (AIDS) or
AIDS Related Complex (ARC), or received treatment from a member of
the medical profession for HIV, AIDS or ARC?........................ ___   ___

2. Have you ever been medically diagnosed or been treated for: ALS,
 cancer, coronary artery disease, kidney failure, or stroke?         ___   ___

3. If [Allianz Variable LifeFund] plan of insurance is selected, but Insured is not eligible for such plan of insurance during the underwriting process, should [Allianz VUL- Cash Accumulation Test]
policy be issued?..................................................  ___   ___

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                                 H. Suitability

                                                                Yes        No
A. Did you receive a copy of the applicable prospectus?         ____     _____
B. Do you understand that for variable life insurance the
   death benefit, cash value, and duration of coverage may
   increase or decrease based on the investment experience
   of the underlying Variable Options?                          ____     _____
C. Do you believe that the insurance selected will meet your
   financial objectives?                                        ____     _____
D. Please send transaction confirmation statements and proxies to (check only one of the following): __ Owner __Insured ___Other
   (Indicate Name and Address below):

_______________________________________________________________________________
 Name      Street Address           City, State, Zip Code


                             I. Investment Options

AIM
____% AIM V.I. Capital Appreciation         PIMCO
____% AIM V.I. Growth                       ____% PIMCO VIT High Yield Bond
____% AIM V.I. International Equity         ____% PIMCO VIT StocksPLUS Growth
____% AIM V.I. Value                                 and Income
ALGER                                       ____% PIMCO VIT Total Return Bond
____% Alger American MidCap Growth          SELIGMAN
____% Alger American Small Capitalization   ____% Seligman Global Technology
____% USAllianz American Growth             ____% Seligman Small-Cap Value
____% USAllianz Strategic Growth            JENNISON
DAVIS                                       ____% SP Jennison International
                                                  Growth
____% Davis VA Financial                    ____% SP Strategic Partners Focused
                                                  Growth
____% Davis VA Real Estate                  VAN KAMPEN
____% Davis VA Value                        ____% USAllianz Aggressive Growth
FRANKLIN TEMPLETON                          ____% USAllianz Capital Growth
____% Franklin Growth and Income Securities ____% USAllianz Comstock
____% Franklin Rising Dividends Securities  ____% USAllianz Growth and Income
____% Franklin Small Cap                    ____% Van Kampen LIT Emerging Growth
____% Franklin U.S. Government              AZOA (ALLIANZ OF AMERICA, INC.)
____% Mutual Discovery Securities           ____% USAllianz VIP Diversified
                                                 Assets
____% Mutual Shares Securities              ____% USAllianz VIP Fixed Income
____% Templeton Developing Markets          ____% USAllianz VIP Global
      Securities                                    Opportunities
                                            ____% USAllianz VIP Growth
____% Templeton Growth Securities           ____% USAllianz VIP Money Market
J.P. MORGAN
____% J.P. Morgan InternationalOpportunities____% Allianz Life Fixed Account
____% J.P. Morgan U.S. Disciplined Equity
OPPENHEIMER
____% Oppenheimer Global Securities/VA      ____ TOTAL (Must Equal 100%)
____% Oppenheimer High Income/VA
____% Oppenheimer Main Street Growth &
             Income/VA



                      J. Telephone Transfer Authorization


__  I/We authorize Allianz Life Insurance Company of North America (Allianz
    Life) to honor telephone instructions from the Owner(s) to transfer Policy values among the Investment Options

__ I/We authorize Allianz Life to accept telephone instructions from the Registered Rep/Agent of Record for this Policy and/or the Representatives Assistant(s) to transfer Policy values among the Investment Options.

If no selection is indicated, telephone access authorization will be permitted for the Owner(s) only.

This authorization is subject to the terms and provisions in the Policy and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

We may modify, suspend, or discontinue these telephone transaction privileges at any time without prior notice. This authorization is valid until written cancellation is received at the Service Center.


                       K. Prospectus and Report Delivery

__ Please send me my annual USAllianz life insurance Prospectus, portfolio updates and periodic reports, including the Allianz Life Privacy Notice, electronically. (If the box is not checked, then your Prospectus will be mailed. Please complete the appropriate form.)

F40369


              L. Temporary Insurance (Do not skip these questions)

              Temporary Insurance Agreement (TIA) Health Questions

Have the persons listed as proposed insureds:                        YES   NO
   a. within the past 90 days, been admitted to a hospital or other medical facility, been advised to be admitted, or had surgery
      performed or recommended?                                      ___   ___
   b. within the past 90 days, been treated for heart trouble, stroke, or cancer, or had such treatment recommended by a
      physician or other medical practitioner?                       ___   ___
   c. within the past 90 days, been advised to have a diagnostic
      test which has not been performed?                             ___   ___

If any of the above questions is answered Yes, no agent of Allianz Life Insurance Company of North America is authorized to accept money and no insurance will take effect under the TIA.

                     Applicant and Agent have two options:
1. Continue to answer the following underwriting questions (beginning with Section M);
                                       OR
2. Have the Home Office continue with the underwriting questions
   (go to Section R).


       M. General Profile of Proposed Insured (required for all products)

                                                                        Yes No
1.  Are you a member or do you intend to become a member of the armed forces, including reserves?.......................................
    If YES, please give details

2.  Within the last five years, have you been convicted of a felony or are you currently on probation?....................................
     If YES, in what county and state?

3.  Do you intend to travel outside the U.S. or Canada within the next two years?........................................................
     If YES, where?            Reason/anticipated date(s) for travel?

4. Have you engaged in, or do you intend to engage in, aviation activities or sports such as powered racing or competitive vehicles (including motorcycles, automobiles, motor boats, snowmobiles, dirt bikes, and dune buggies), underwater diving, parachuting, hang gliding, mountain climbing, rodeos, or bungee jumping?..............
    If YES, what?

5.  Have you had any moving violations or has your drivers license been suspended or revoked in the last three years?...........
     If YES, give drivers license number    and type of violation(s)
6.  Are you a US citizen or do you hold a permanent visa?.............


                     N. Proposed Insureds Medical History

Height ______________             Weight ______________________
                                                                        Yes  No

1.  Have you used tobacco or nicotine in the last 12 months?..........

2. Within the past 10 years, have you used cocaine, marijuana, or any other hallucinogenic or narcotic drug or controlled substance or been advised to seek or had treatment for alcohol or drug dependency?

3. Are you presently taking medication including prescription, non-prescription, or alternative remedies (i.e. holistic or herbal)?

4. Have you in the past five years, had any checkup, physical consultation, surgery scheduled or completed, or had a diagnostic test or treatment by a member of the medical profession or been a patient in a hospital, clinic, or sanitarium?

5. Have you ever been medically diagnosed, received treatment for, or had symptoms of high blood pressure, heart trouble, respiratory problems, diabetes, kidney or liver disease, cancer or tumor, paralysis, stroke, colon or back problems, dizziness, nervous or mental disorders?................................................

              DETAIL SECTION if yes answered to above questions

Quest#   Illness, Injury or Examination   Onset(Mo/Day/Yr)  Recovery (Mo/Day/Yr)



Name & Address of Physician/Hospital

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                                                                         Yes No
6.  Has any family member been diagnosed with or treated for heart disease, stroke, diabetes, cancer, kidney disease, or hyperlipidemia
  (e.g. high cholesterol)?..............................................

                Age at Death    If Living, Current Age     Condition Diagnosed
Parents
Grandparents
Brothers & Sisters


                Age of Diagnosis      If Deceased, Cause of Death

Parents
Grandparents
Brothers & Sisters


O. Variable LifeFund Questions(skip to Authorization Page if Variable LifeFund is not chosen)


As the proposed Insured:                                               YES NO

1. Do you require assistance or supervision, or are limited in any way from performing any of the following daily activities:
bathing, dressing, toileting, managing money, using the telephone, eating, mobility, or managing medications?.......................

2. Within the past five years, have you had symptoms of, been diagnosed with, or treated by a member of the medical  profession for incontinence, imbalance, gait disturbance, or dizziness?......

3. Have you ever been diagnosed or treated by a member of the medical profession for any type of sight impairment, or hearing loss, confusion, dementia, Alzheimers disease, or memory?...............

4. Have you noted any lump in your breast, lymph nodes, or elsewhere on your body?.....................................................


DETAIL SECTION if yes to any of above questions

Quest#   Illness, Injury or Examination   Onset(Mo/Day/Yr)  Recovery (Mo/Day/Yr)



Name & Address of Physician/Hospital


                               P. Spouse Coverage
                                                                          Yes No
1. Have you been diagnosed with a terminal illness (an illness or condition which can be reasonably expected to result in death in 24 months or less), or are you currently hospitalized, confined to a nursing home, hospice, bed, wheelchair, or receiving home health care?......................................................................
2. Do you use oxygen equipment, do you have any type of amputation due to disease, or do you have an inability to control bowel or bladder functions, other than stress incontinence?............................................

                              Q. Children Covered

Name of Child(ren):____________________   Date of Birth:____________________
                   ____________________                 ____________________
                   ____________________                 ____________________


                    Home Office Use Only (except PA and WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Policy by the Owner(s); however, any material change must be accepted in writing by the Owner(s).

F40369

                                R. Authorization


To the best of my knowledge and belief, the statements and answers in this application are complete, true and correctly recorded. Any required medical examinations or additional questionnaires are part of this application.

By accepting the policy issued on this application, I agree to the terms of that policy as written; and any corrections or changes made by Allianz Life Insurance Company of North America (Allianz Life) and noted in the section FOR HOME
OFFICE USE ONLY. (Except, if the laws or regulations of the State where this application is made require written agreement, no change in amount, class, plan or benefits will be effective unless I agree in writing.)

Except for any coverage provided under a Temporary Insurance Agreement, I understand that Allianz Life will not be responsible to provide insurance applied for until a policy is issued and actually delivered to me; and at the time of delivery, each persons health is as stated in this application; and the first premium is actually paid.

If I selected the Allianz Variable LifeFund plan of insurance, I confirm that I have received the Allianz LifeFund VUL Disclosure.

AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION: I authorize Allianz Life to obtain medical and other information on me or my minor children. This is true for its reinsurers also. This includes information about drugs, alcohol and mental illness. This information may be used to evaluate an application for life insurance. It may also be used to evaluate a claim for benefits.

This information can be released by my (his/her) doctors. This includes medical practitioners and pharmacists. It can also be released by medical and related facilities. This includes hospitals, clinics, and facilities run by the Veterans Administration. Information can also be released by the sources listed below:

- Insurers, - Reinsurers, - Medical Information Bureau, Inc. (MIB), Employers, - Consumer Reporting Agencies (CRA)

All of the sources mentioned above, except for MIB,can give this information to a CRA acting for Allianz Life.

Allianz Life can give this information to reinsurers, to the MIB and to other insurers. This is true only if I have applied or apply to them for insurance. Allianz Life can also give it to persons doing services for it, but only if it is in connection with my (his/her) application or claim.

This authorization shall be valid for 26 months from the date shown below. I (or my authorized representative) will be given a copy of this if I ask for it. A copy of this shall be as valid as the original.

I have been given a copy of the NOTICE OF INSURANCE INFORMATION PRACTICES.

I would like to be interviewed if an investigative consumer report will be made.
__ Yes __No


Applicable for residents of the following states: AR, KY, LA, ME, NM, and OH. Any person who knowingly, and with intent to defraud any insurance company, submits an application or files a statement of claim containing any false, incomplete, or misleading information, commits a fraudulent insurance act, which is a crime, may be subject to criminal prosecution and civil penalties.

Applicable for residents of the state of CO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Applicable for residents of DC: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime.




____________________________________________________________________________
Date Signed                     City and State Signed In
____________________________________________________________________________
Signature of Proposed Insured (Parent or Legal Guardian Must Sign If Under
 Age 18)                                     Signature of Proposed Owner

____________________________________________________________________________
Registered Rep/Agents Printed Name

                        S. Tele-underwriting Signatures

Section required only if Home Office Tele-underwriting is chosen. This will be signed upon delivery of Policy. (Please do not sign at time of application)

______________________________________________________________________________
Date Signed                     City and State Signed In
______________________________________________________________________________
Signature of Proposed Insured (Parent or Legal Guardian Must Sign If
Under Age 18)                            Signature of Proposed Insureds Spouse

F40369

                          Agents Statement (required)

1.      How long have you known any of the proposed insured(s)? _______________
2. Did you see the proposed insured(s) in person? __Yes __No. Are you related to the proposed insured? __Yes __No If yes,state relationship. ________________________________________________________
3. Is the insurance being applied for to replace or change any insurance or annuities in force with this or any other comp-any __Yes __No.
        If yes, give name of the company.  If Yes, have the appropriate state replacement forms been completed?  ___Yes  ___No
4. To your knowledge, has the proposed insured used tobacco within the past 12 months? __Yes __No
5.      Do you have any reason to believe the proposed insureds medical history to be different than disclosed? __Yes  __No
6.      Have any underwriting requirements been ordered or will be completed?
                If yes, please check those that apply below
         ___ Paramedical Exam   ___ Home Office Urine Speciman (HOS)   ___ EKG
         ___ Full Blood Profile (BLDPF)

         Exams/labs are scheduled with __________________________________
                                       Paramedical Company Name Phone Number

         Date when scheduled exams are to take place
7.      If premium payment was taken with the application, give amount.  $______

I CERTIFY that I personally secured this application and recommend the proposed insured(s) for insurance. Also, that I asked each question and recorded each answer exactly as given.

For Registered Representative(s)

        Agents to receive commissions must sign below:
_______________________________________________ ______________________________
Registered Representative Name(Please Print) Registered Representative Signature
_______________________________________________ ______________________________
Broker Dealer Name            Authorized Signature of Broker Dealer if required
_______________________________________________ ______________________________
Branch Address (Street)                         Branch Telephone Number
_______________________________________________

_______________________________________________
(City, State, Zip Code)

_______________________________________________ _______________________________
Registered Representative Name(Please Print) Registered Representative Signature
_______________________________________________ ______________________________
Broker Dealer Name            Authorized Signature of Broker Dealer if required
_______________________________________________ _______________________________
Branch Address (Street)                          Branch Telephone Number
_______________________________________________

_______________________________________________

                              Mail Applications To

For Regular Mail
Allianz Life-USAllianz Service Center
c/o PNC Bank
Box 824240
Philadelphia, PA  19182-4240
(800) 792-7198

For Overnight Delivery
Allianz Life-USAllianz Service Center
c/o PNC Bank
Attn: Box 4240
Route 38 and East Gate Drive
Moorestown, NJ  08057-4240


              TEMPORARY INSURANCE AGREEMENT (TIA) Applicants Copy

    Copy to applicant if premium payment collected. Otherwise do not detach.
                Allianz Life Insurance Company of North America
USAllianz Service Center: 300 Berwyn Park, P.O. Box 3031, Berwyn, Pennsylvania
                                   19312-0031

NOTICE TO APPLICANT PLEASE READ THIS AGREEMENT CAREFULLY. THE INFORMATION IT CONTAINS IS IMPORTANT TO YOU. THE MAXIMUM AMOUNT OF COVERAGE UNDER THIS AND ALL OTHER TEMPORARY INSURANCE AGREEMENTS WITH ALLIANZ LIFE WILL NOT BE MORE THAN $250,000 FOR ANY PERSON TO BE INSURED. THE MAXIMUM PERIOD OF COVERAGE UNDER THIS AGREEMENT IS 60 DAYS. MAKE ALL PREMIUM CHECKS PAYABLE TO ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA. DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE PAYEE BLANK.

CONDITIONS FOR TEMPORARY INSURANCE. Allianz Life Insurance Company of North America, will provide limited temporary life insurance under the terms of this agreement if advance payment of an amount equivalent to at least one months premium has been paid to the agent in exchange for this agreement. Coverage will begin on the date of this agreement on those individuals proposed for insurance in the application, except for any person who answers YES to any of the TIA Health Questions on page 3 of this application. TOTAL BENEFIT LIMITATION. If the above conditions have been satisfied and any proposed insured dies while this temporary insurance is in effect, Allianz Life will pay to the designated beneficiary who would have received payment under the policy applied for, the LESSER of: (1) the amount of death benefits applied for on that proposed insured in the application INCLUDING any supplemental death benefit; LESS any existing insurance with Allianz Life that is being reissued, exchanged or converted in connection with the application; or (2) $250,000. This total benefit limit applies to all insurance applied for under: (1) this and any other current applications to Allianz Life and (2) any other Temporary Insurance Agreements with Allianz Life.

DATE INSURANCE TERMINATES. Temporary life insurance terminates automatically on the earliest of the following dates:

1. 60 days from the date of this agreement; or

2. the date coverage starts under the policy applied for; or

3. the date a policy, other than as applied for, is accepted or rejected by the applicant; or

4. 10 days after the date of a counter-offer; or

5. the date Allianz Life declines the application, either by personal notification or upon mailing of notice and refund of premium to the applicants address as stated in the application.

SPECIAL LIMITATIONS. It is understood and agreed as follows:

1. No one is authorized to accept money and no insurance will take effect: (a) on proposed insureds under 15 days of age or over age 70 (last birthday) on the date of this agreement; or (b) when the amount applied for on any proposed insured exceeds $250,000.

2. Fraud or material misrepresentations in the application invalidate this agreement and Allianz Lifes only liability is for refund of any payment made.

3. If any proposed insured dies by suicide, Allianz Lifes liability under this agreement is limited to a refund of any payment made.

4. No insurance will take effect under this agreement if the check or draft submitted as payment is not honored by the bank.

5. No one but Allianz Lifes President or Secretary may change or waive the terms of this agreement.

6. If the application is declined or withdrawn, Allianz Life will immediately refund the advance payment shown above. In no event will insurance under this agreement and under the policy issued on the application be effective at the same time.

F40369

                   NOTICE OF INSURANCE INFORMATION PRACTICES

To issue an insurance policy we need to obtain information about you and any other persons proposed for insurance. Some of that information will come from you and some will come from other sources. We may obtain information relating to any proposed insureds mental and physical health, general character and reputation, habits, finances, occupation, other insurance coverage, or participation in hazardous activities.

This information may be obtained from physicians, medical professionals, hospitals, clinics or other medical care institutions, or from the Medical Information Bureau, public records, consumer reporting agencies, financial sources, other insurance companies, agents, friends, neighbors and associates. We may obtain information through exchanges of correspondence, by telephone or by personal contact.

Information regarding your insurability will be treated as confidential. Allianz Life Insurance Company of North America or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a nonprofit membership of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file. Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureaus file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting act. The address of the Bureaus information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112; telephone number
(617) 426-3660. Allianz Life Insurance Company of North America or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

Furthermore, as part of our procedure for processing your insurance application, an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, associates and others with whom you are acquainted. This inquiry and any subsequent investigative consumer report update, which may also be requested, includes information as to your character, general reputation, and personal characteristics. You have the right to be personally interviewed if we order an investigative consumer report. Please notify our agent if this is your wish. You are also entitled to receive a copy of the investigative consumer report whether or not an interview is conducted. You also have the right to make a written request within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation.

As a general practice, we will not disclose personal information about you to anyone else without your consent, unless a legitimate business need exists or disclosure is required or permitted by law. A description of the circumstances under which information about you might be disclosed without your authorization will be sent to you upon request.

You have a right of access to personal information we maintain in our files and to request correction, amendment, or deletion of any information you believe to be incorrect. You may request a description of established procedures which will allow access to and correction of such personal information.

If you wish to have a more detailed explanation of our information practices, including your rights of access to and correction of personal information, please contact: Allianz Life - USAllianz Service Center, 300 Berwyn Park, P.O. Box 3031, Berwyn, Pennsylvania 19312-0031, Telephone: 1-800-792-7198


DETACH AND DELIVER TO PROPOSED INSURED ON COMPLETION OF THIS APPLICATION.